Exhibit 32-2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

18 U.S.C. SECTION 1350

In connection with the Annual Report of The Goldfield Corporation (the “Company”) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen R. Wherry, Senior Vice President, Treasurer, Assistant Secretary and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to The Goldfield Corporation and will be retained by The Goldfield Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ STEPHEN R. WHERRY
Stephen R. Wherry
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)
March 27, 2012

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